Report of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Newport Entertainment, Inc. (the “Company”) on Form S-1(Admendment #1) of our report dated February 28, 2006, appearing in the Prospectus, which is part of the Registration Statement, which includes an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

We also consent to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

LL Bradford & Company, LLC

March 28, 2006